UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

AIB Data Centers Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43194	39-2631241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, Suite 1010 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-2993

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AIB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2026, AIB Data Centers Inc. (the “Company”) entered into indemnification agreements (the “Indemnification Agreements”) with all of its current directors and executive officers, including the Company’s new Chief Operations Officer (as described below in Item 5.02). The Indemnification Agreements are substantially in the form approved by the Company’s Board of Directors (the “Board”) for use with each of the Company’s directors and executive officers.

The Indemnification Agreements provide, among other things and subject to the limitations and exclusions set forth therein, that the Company will indemnify, hold harmless and exonerate such director and/or executive officer, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), against all expenses and liabilities actually incurred in connection with any proceeding in which he or she is, or is threatened to be made, a party or participant by reason of his or her service to the Company, and will advance expenses incurred in connection with any such proceeding within ten days after receipt of a written request, subject to an undertaking to repay amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The Indemnification Agreements also provide that such director and/or executive officer will be covered by any directors’ and officers’ liability insurance policy maintained by the Company to the maximum extent of the coverage available for any other director or officer. The rights provided under the Indemnification Agreements are in addition to any rights the Company’s directors and executive officers may have under the DGCL and the Company’s certificate of incorporation and bylaws.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2026, the Board appointed Jason K. Burnett as Chief Operations Officer of the Company, effective October 26, 2026 (the “Effective Date”).

Jason K. Burnett, age 51, most recently served as Chief Operating Officer of Hivelocity, a data center, cloud, and hosting provider, from 2024 to 2026, where he led business operations and acquisition integration across Hivelocity’s managed services and cloud infrastructure platform. From 2020 to 2024, Mr. Burnett served as Vice President of Customer Operations at DataBank, a provider of enterprise colocation, edge data center, cloud, and managed security services, where he oversaw managed services, customer support, and service delivery, including the integration of operations across three acquisitions. Prior to joining DataBank, Mr. Burnett served as Vice President of Operations at Contegix, an Atlassian hosting partner and consulting services provider, from 2018 to 2019, and as Senior Director of Support Operations at Contegix from 2017 to 2018. Mr. Burnett has more than 20 years of experience in managed services and cloud infrastructure, including business operations, acquisition integration, and organizational growth.

In connection with Mr. Burnett’s appointment as Chief Operations Officer, the Company and Mr. Burnett entered into an offer letter, dated October 23, 2026 (the “Offer Letter”). Mr. Burnett’s employment will commence on the Effective Date and is at-will, meaning it is not for any specific term and may be terminated by Mr. Burnett or the Company at any time, for any reason, with or without notice or cause; provided that Mr. Burnett must provide no less than two weeks’ written notice of any resignation.

As consideration for his services as Chief Operations Officer, Mr. Burnett will initially be entitled to receive an annual base salary of $250,000, less applicable withholdings and deductions, which shall increase to an annual rate of $300,000 effective upon the closing of any financing relating to the Company’s CLT1 site and shall increase further to an annual rate of $350,000 effective upon the closing of any financing in relation to the Company’s next site, and which is subject to adjustment by the Company in its sole discretion. In addition, Mr. Burnett will be eligible for site delivery bonuses tied to the successful delivery of Company data center sites to customers, subject to schedule, budget and operational performance, the amounts, milestones and payment terms of which are set forth in the Bonus Agreement (as defined and described below), as well as a discretionary annual bonus. Any bonus determinations will be in the Company’s sole discretion, and no bonus will be deemed earned and payable unless Mr. Burnett is employed in good standing on the date of payment.

On October 23, 2026, the Company and Mr. Burnett entered into a Site Delivery Bonus Agreement, to be effective as of October 26, 2026 (the “Bonus Agreement”), under which Mr. Burnett is eligible to earn a bonus for each data center site delivered to a customer under a signed lease, in an amount determined by the IT load (measured in MW’s) contracted in the applicable lease. Each site bonus is earned and payable in three stages—25% upon the closing of site financing and commencement of construction, 25% upon energization and completion of commissioning, and 50% upon customer handoff—with each stage paid in a lump sum within 30 days after the Company’s Chief Executive Officer confirms in writing achievement of the applicable milestone by Mr. Burnett. The portion payable at customer handoff may be increased by up to 50%, in the Company’s sole discretion, if the site is delivered by the lease delivery date without drawing on budget contingency, and may be decreased by 50% if handoff occurs later than the customer’s grace period under the lease (which is to be 60 days if the lease sets none). The Bonus Agreement covers the first ten sites to reach customer handoff, after which renewal is in the Company’s sole discretion. Mr. Burnett must be employed by the Company when a milestone is reached in order to earn the applicable stage. Additionally, stages not yet earned or not yet paid are forfeited upon termination of Mr. Burnett’s employment.

During his employment, Mr. Burnett will be eligible to participate in the Company’s 2026 Equity Incentive Plan (the “Plan”), with the type of equity awards, and the material terms and conditions thereof, to be determined by the Compensation Committee of the Board in its sole discretion. Any equity award granted to Mr. Burnett shall provide for the acceleration of vesting in the event his employment is terminated by the Company without cause or by Mr. Burnett for good reason within 12 months following a change of control of the Company, as each such term is defined in the Plan and/or the applicable grant agreement. Mr. Burnett will also be eligible to participate in the employee benefit programs maintained by the Company for full-time employees at his level subject to the terms of such programs and the Offer Letter.

The foregoing descriptions of the Offer Letter and the Bonus Agreement do not purport to be complete and are qualified in their entirety by the full text of the Offer Letter and the Bonus Agreement, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Mr. Burnett also entered into an Indemnification Agreement with the Company. For a description of the Indemnification Agreements, see Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

There is no arrangement or understanding between Mr. Burnett and any other person pursuant to which Mr. Burnett has been appointed as Chief Operations Officer. There are no family relationships between Mr. Burnett and any of the Company’s directors or executive officers, and Mr. Burnett has no direct or indirect interest in any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 28, 2026, the Company issued a press release titled “AIB Data Centers Announces Appointment of Jason Burnett as Chief Operations Officer.” A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1	Form of Indemnification Agreement
10.2#	Offer Letter, dated October 23, 2026, by and between the Company and Jason Burnett
10.3#	Site Delivery Bonus Agreement, dated October 23, 2026, by and between the Company and Jason Burnett
99.1	Press Release, dated October 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIB DATA CENTERS INC.

By:	/s/ Jerry Tang
Name:	Jerry Tang
Title:	Chief Executive Officer

Date: October 28, 2026

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